Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 of our report dated March 12, 2010, with respect to the consolidated financial statements and consolidated financial statement schedule of Hill International, Inc. and Subsidiaries, included in Hill International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

June 6, 2011